UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2011

NATURE’S CALL BRANDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3120 S. Durango Drive, Suite 305, Las Vegas, NV 89117-4454
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: 702.579.7922

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01      Regulation FD Disclosure.

Effective January 27, 2011 we entered into a Letter of Intent with First Majestic Silver Corp. (NYSE:AG and TSX:FR). First Majestic has agreed to grant us an option to acquire up to a 90% interest in the Jalisco Group of Properties which are wholly owned by First Majestic and are located in the Jalisco State, Mexico.

Upon execution of a definitive agreement we will be required to issue 10 million shares of common stock to First Majestic and spend $3million over the first 3 years to earn a 50% interest and $5million over 5 years to earn a 70% interest. In order to attain a 90% interest, we are required to complete a bankable feasibility study within 7 years. First Majestic will retain a 10% free carried interest and a 2.375% NSR.

The Letter of Intent is not binding and is completion is subject to a number of factors including reaching agreement on a definitive agreement, among others. There is no assurance the transaction will be completed.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	News Release Dated January 28, 2011 regarding entry into letter of intent regarding Jalisco properties

99.2	January 27, 2011 Letter of Intent with First Majestic Silver Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S CALL BRANDS INC.

Per:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
President, Chief Executive Officer, Secretary,
Treasurer, Chief Financial Officer and Director
January 28, 2011